UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT: January 5, 2009
(Date of earliest event reported)
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware	001-33902	36-4612924

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     FX Real Estate and Entertainment Inc.’s (the “ Company”) subsidiaries that own its Las Vegas properties (the “ Las Vegas Subsidiaries”) have received from their lenders written demands for repayment of all of the obligations owed to the lenders under the outstanding $475 million mortgage loan on the Las Vegas properties (the “Loan”), which is governed by the Amended and Restated Credit Agreements (referenced below). The Loan matured on January 6, 2009.
     As previously reported, the Las Vegas Subsidiaries had obtained a temporary waiver of noncompliance with certain of the Loan’s debt-to-loan ratio covenants that expired on December 19, 2008 in accordance with it terms. Because the Las Vegas Subsidiaries did not regain compliance with the debt-to-loan value ratio covenants prior to expiration of the temporary waiver, an event of default occurred and is continuing under the Loan.
     On January 5, 2009, the second lien lenders under the Loan delivered a written demand for repayment of all of the obligations owed to them under the Loan, including the second lien principal amount of $195 million. The second lien lenders’ written demand, which was delivered prior to the Loan maturity date, cited the continuing covenant default referenced above.
     On January 6, 2009, following the Las Vegas Subsidiaries’ failure to repay the Loan at maturity, the first lien lenders under the Loan delivered their demand for repayment of all of the obligations owed to them under the Loan, including the first lien principal amount of $280 million. The first lien lenders have exercised their right to restrict the Las Vegas Subsidiaries’ access to the cash collateral reserve accounts established under the Loan from which the Las Vegas Subsidiaries had been drawing working capital funds to meet ordinary expenses, including operating the Las Vegas Properties. Each draw of funds from these accounts will require the consent of the first lien lenders. Therefore, the Las Vegas Subsidiaries may no longer be able to fund working capital requirements in accordance with the prior procedures.
     Neither the Company nor the Las Vegas Subsidiaries are able to repay the obligations outstanding under the Loan.
     As a result of delivery of the demands for repayment and the Loan being past due, the lenders may at any time exercise their remedies under the Amended and Restated Credit Agreements, which may include foreclosing on the Las Vegas properties.
     The Loan is not guaranteed by the Company nor has the Company pledged any assets to secure the Loan. The Loan is secured by first and second lien security interests in substantially all of the assets of the Las Vegas Subsidiaries, including the Las Vegas properties.
     The Loan is governed by the terms and conditions of the Amended and Restated Credit Agreement, Senior Secured Term Loan Facility (First Lien), dated as of July 6, 2007, and the Amended and Restated Credit Agreement, Senior Secured Term Loan Facility (Second Lien) dated as of July 6, 2007, both of which are filed as exhibits to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-145672), as filed with the Securities and Exchange Commission on October 9, 2007.
     The foregoing description of the Loan does not purport to be complete and is qualified in its entirety by the complete text of these aforesaid Amended and Restated Credit Agreements, which are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
	By:	/s/ Mitchell J. Nelson
		Name:	Mitchell J. Nelson
DATE: January 9, 2009		Title:	Executive Vice President, General Counsel and Secretary